UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
March 25, 2011

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street
Santa Clara, California 95051

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)

Effective March 25, 2011, Suresh Gopalakrishnan resigned as Vice President of Engineering and as an employee of Extreme Networks, Inc. (the “Company”). In connection with his resignation, the Company and Mr. Gopalakrishnan entered into a Resignation Agreement and General Release of Claims (the “Gopalakrishnan Agreement”), pursuant to which, Mr. Gopalakrishnan is entitled to a lump sum payment of $124,048.33 and six months of Cobra payments, less applicable withholding. The foregoing description of the Gopalakrishnan Agreement is qualified in its entirety by reference to the full text of the Gopalakrishnan Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

As previously announced on March 1, 2011, Bob Corey resigned as Executive Vice President and Chief Financial Officer and as an employee of the Company, effective March 9, 2011. On March 27, 2011, the Company and Mr. Corey entered into a Resignation Agreement and General Release of Claims (the “Corey Agreement”), pursuant to which, Mr. Corey is entitled to acceleration of vesting of certain options granted him as well as the extension to March 8, 2012 of the exercise period for all of his vested options. The foregoing description of the Corey Agreement is qualified in its entirety by reference to the full text of the Corey Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 29, 2011, the Board of Directors of the Company adopted Amended and Restated Bylaws (the “Restated Bylaws”), effective upon adoption, to supersede and replace the Company's existing bylaws.  The amendments revise Article I, Sections 1.8(a), 1,8(b), 1.8(c) (new section) and 1.8(d) (new section) and Article II Sections 2.11(a)-(f) and 2.12 (new section).  The principal effects of the Restated Bylaws are to (i) provide for a defined period when notice of stockholder proposals and director nominations are required to be given, (ii) require notice of stockholder proposals and nominations to include additional information, and (iii) require director nominees to deliver a questionnaire with respect to the background and qualifications of such nominee and a written representation as to certain corporate governance related matters.
The main reason behind the changes is to provide greater transparency as it relates to stockholder proposals and to allow the Board of Directors of the Company to better understand, and to inform other stockholders, as to, the true nature of a stockholder proposal, and for the Board of Directors to make a recommendation on such a proposal. The foregoing description is qualified in its entirety by reference to the full text of the Restated Bylaws, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

3.1	Amended and Restated Bylaws of Extreme Networks, Inc.
10.1	Resignation Agreement and General Release of Claims, dated March 25, 2011, between Extreme Networks, Inc. and Suresh Gopalakrishnan.
10.2	Resignation Agreement and General Release of Claims, dated March 27, 2011, between Extreme Networks, Inc. and Bob Corey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 31, 2011

EXTREME NETWORKS, INC.

By:	/s/ Oscar Rodriguez
Oscar Rodriguez
President and Chief Executive Officer